Exhibit 10.1
STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (the "Agreement") is made as of January ____, 2014, by and between American Gene Engineer Corp., a Delaware corporation (the "Company"), and  _________________ ("Subscriber").

                     1.  Subscription for Stock.  Subject to the terms and conditions of this Agreement, on the date hereof the Company will issue to Subscriber, and Subscriber agrees to purchase from the Company, _____________ shares of the Company's Common Stock (the "Shares") in exchange for $0.001 per share, or an aggregate payment of __________________ (the "Consideration").

                     2.  Closing. The Subscription of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Subscriber shall agree (the "Subscription Date").

                     3.  Limitations on Transfer.   In addition to any other limitation on transfer created by applicable securities laws, Subscriber shall not assign, encumber or dispose of any interest in the Shares except in compliance with applicable securities laws.  All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Subscriber under this Agreement may only be assigned with the prior written consent of the Company.

                     4.  Investment and Taxation Representations. In connection with the subscription of the Shares, Subscriber represents to the Company the following:

(a) Subscriber is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Subscriber is subscribing for Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(b) Subscriber understands that the Shares have not been registered under the Securities Act by reason of a specific exemption, which exemption depends upon, among other things, the bona fide nature of Subscriber's investment intent as expressed in this Agreement.

(c) Subscriber understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Subscriber acknowledges that the Company has no obligation to register or qualify the Shares for resale.  Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Subscriber's control, and which the Company is under no obligation and may not be able to satisfy.

(d) Subscriber understands that Subscriber may suffer adverse tax consequences as a result of Subscriber's subscription for or disposition of the Shares.  Subscriber represents that Subscriber has consulted any tax consultants Subscriber deems advisable in connection with the subscription for or disposition of the Shares and that Subscriber is not relying on the Company for any tax advice.

5.  Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)	Any legend required to be placed thereon by state securities laws.

(b) Stop-Transfer Notices. Subscriber agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Subscriber or other transferee to whom such Shares shall have been so transferred.

6.  Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

(c)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page follows]

The parties have executed this Agreement as of the date first set forth above.

AMERICAN GENE ENGINEER CORP.

By:

Name:

Title:

SUBSCRIBER:

(Signature)

Name:

[Signature Page of Stock Subscription Agreement of AGE]